UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)
_____________________________

Delaware	81-4777373
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act:
None.

EXPLANATORY NOTE

Blue Apron Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of its Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of the Class A Common Stock on the NYSE to cease at the close of trading on September 22, 2023, and that the trading will begin on Nasdaq at market open on September 25, 2023.

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the Class A Common Stock included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38134), filed with the Securities and Exchange Commission on March 16, 2023, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The Nasdaq Stock Market LLC.

Item 2.	Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: September 22, 2023	By:	/s/ Linda Findley
Linda Findley
President and Chief Executive Officer